EXHIBIT 10.2

OCCAM NETWORKS, INC.

FORM

OF

AMENDMENT TO THE CHANGE OF CONTROL SEVERANCE AGREEMENT

This Amendment to the Change of Control Severance Agreement (the “Amendment”) is entered into as of September         , 2010, by and between Occam Networks, Inc. (the “Company”) and [Name of Executive] (the “Executive”).

RECITALS

WHEREAS, the Company and Executive entered into that certain Change of Control Severance Agreement, as amended and restated in December, 2008 (the “Agreement”).

WHEREAS, the Company and Executive desire to amend the Agreement to reflect certain changes to Executive’s severance benefits.

NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1.                                       Section 4(a)(i) of the Agreement is hereby amended to read in its entirety as follows:

“(i)                               Severance Payment.  Executive will receive a lump sum cash payment equal to twelve (12) months of the Executive’s annual base salary (as in effect immediately prior to (A) the Change of Control or (B) Executive’s termination, whichever is greater).”

2.                                       Section 4(a)(iii) of the Agreement is hereby amended to read in its entirety as follows:

“(iii)                         Benefits.  The Company agrees to reimburse Executive for premiums paid for the same level of group health coverage as in effect for Executive on the day immediately preceding the date of termination; provided, however, that (1) Executive constitutes a qualified beneficiary, as defined in Section 4980(B)(g)(1) of the Internal Revenue Code of 1986, as amended (the “Code”); and (2) Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.  The Company will continue to reimburse Executive for continuation coverage through the earlier of (A) the date that is twelve (12) months following his or her termination, or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans.  Executive will thereafter be responsible for the payment of COBRA premiums (including, without limitation, all administrative expenses) for the remaining COBRA period.  COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating his or her payments for COBRA coverage.”

3.                                       Section 7(c) of the Agreement is hereby amended to read in its entirety as follows:

“Continuance Period.  “Continuance Period” will mean the period of time beginning on the date of the termination of Executive’s employment and ending on the date that is twelve (12) months following the date of the termination of Executive’s employment.”

4.                                       Full Force and Effect.  To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

5.                                       Entire Agreement.  This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.                                       Successors and Assigns.  This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

7.                                       Counterparts.  This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

8.                                       Governing Law.  This Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

9.                                       Amendment.  Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and Executive.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

[NAME OF EXECUTIVE]	OCCAM NETWORKS, INC.

Signature	Signature

[Name of Executive]	Jeanne Seeley
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Chief Financial Officer
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